Exhibit 10.14

Name of Grantee:	No. of Shares:

HUDSON VALLEY HOLDING CORP.

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

Hudson Valley Holding Corp., a New York corporation (the “Company”), this                  (the “Award Date”) hereby grants to                  (the “Grantee”), an employee of the Company, pursuant to the Company’s 2010 Omnibus Incentive Plan (the “Plan”), shares of the Common Stock, par value $0.20 per share, of the Company subject to the restrictions set forth herein (“Restricted Stock”) in the amount and on the terms and conditions hereinafter set forth.

1. Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Grantee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern, unless otherwise determined by the Compensation and Organization Committee.

2. Award of Restricted Stock. The Company hereby awards the Grantee              shares of Restricted Stock (the “Shares”). The Restricted Stock shall be issued in uncertificated form. When restrictions expire or have been cancelled with respect to one or more of the Shares, the Company will notify the Grantee and the Company will issue to the Grantee (or such Grantee’s legal representative, beneficiary or heir) that number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares for which restrictions have been cancelled or have expired. Restricted Stock shall have all dividends (including cash and stock dividends) and voting rights as set forth in Section 8 of the Plan. However, stock dividends paid on the Restricted Stock shall be deferred until the Restrictions with respect to the Shares upon which such dividends were paid expire or are canceled, at which time the Company shall deliver to the Grantee all such dividends. If the Grantee forfeits any Shares awarded hereunder, such Shares and any stock dividends with respect thereto shall automatically revert to the Company (without any payment by the Company to the Grantee).

3. Restrictions (a) Vesting. The Restricted Stock shall be held in an account not controlled by the Grantee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee until such shares have vested in the Grantee in accordance with the following schedule:

(b) Forfeiture. Shares not yet vested and any stock dividends with respect thereto, shall be forfeited to the Company automatically and immediately upon the Grantee’s ceasing to be an employee of the Company and its Subsidiaries for any reason whatsoever, other than death or Retirement (as such term is defined in the Plan). Upon termination of employment by reason of death or Retirement (as such term is defined in the Plan), all restrictions upon Shares shall thereupon immediately lapse.

4. Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Grantee shall represent in writing to the Company that he is acquiring the Shares for investment purposes only and not with a view to distribution.

5. Incorporation of Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and represents and warrants that he or she has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Grantee shall constitute the Grantee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

6. Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Grantee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

7. Tax Withholding. In accordance with Section 20(b) of the Plan, the Company will have the power to withhold, or require the Grantee to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to the vesting of the Restricted Stock, and delivery of the Shares shall not occur until such requirements are satisfied. If requested by the Grantee, the Committee, shall cancel Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares. A sample form to be used in making this request is attached.

8. Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed exclusively in New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HUDSON VALLEY HOLDING CORP	GRANTEE:

By:
(Signature of Grantee)

HUDSON VALLEY HOLDING CORP.

Tax Withholding Election Form

The undersigned has received, pursuant to the Company’s 2010 Omnibus Incentive Plan (the “Plan”), shares of the Common Stock, par value $0.20 per share, of the Company (“Restricted Stock”) subject to the restrictions set forth in a Restricted Stock Award Agreement (the “Agreement”) dated             . Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan.

With respect to the satisfaction of any and all withholding tax obligations that may arise upon the vesting of the Restricted Stock and pursuant to Section 7 (Tax Withholding) of the Agreement, the undersigned hereby voluntarily elects (please choose one and initial on the space provided):

(i)	to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Restricted Stock subject to the Agreement, with the number of withheld shares determined based on the fair market value as of the vesting date.

(ii)	to withdraw the voluntary election dated in connection with the vesting of the Restricted Stock subject to the Agreement.

The undersigned understands that the Company may defer issuance and delivery of Common Stock until all tax withholding requirements are satisfied.

The vesting of the Restricted Stock subject to the Agreement may at times occur during a blackout period. In such an event, you would be unable to elect to have shares of Common Stock withheld to cover withholding tax obligations. Thus, consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, where item (i) above is checked, this Tax Withholding Election Form serves as your authorization to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Restricted Stock subject to the Agreement.

By executing this Tax Withholding Election Form, the undersigned represents and warrants that as of the date hereof he/she is not aware of any material nonpublic information with respect to the Company or any of its securities.

This tax withholding election shall be deemed revoked by the undersigned when the Company receives a superseding Tax Withholding Election Form.

Date	Grantee

Name